Assignment of Rights

Dominic Dos Santos, (the “Assignor”) do hereby sell, assign, transfer, convey and set over to Evolution Blockchain Group (the “Assignee”), whose registered and records office is 1853 King Beach Avenue, Las Vegas, Nevada, 89123-4300 all of the Assignor’s sole and exclusive right, title and interest in and to the copyright, trademarks, and all other intellectual property and proprietary rights throughout the world and all results and proceeds of Assignor’s work on the development and creation of the ideas, concepts, proposals, designs, computer code, and other materials (collectively the “Works”) for the businesses, technologies, and products now known as Gamebitcoin created by the Assignor. Without limiting the foregoing, this grant and assignment of rights includes all: (i) rights, interests, choses in action; (ii) business and strategic plans, business summaries, business procedures and processes, business and financial forecasts and reports, prospective product offerings, pricing policies and methods, vendor and business partner identities, purchasing methods and information, operational material and manuals, financial data, accounting information and systems, customer lists, customer profiles and purchase preferences, marketing plans, market analysis reports, sales data, marketing forecasts, licensing procedures, leasing information, technical and engineering data, drawings, models, software products, source code, algorithms, object and load modules, content, formulas, design specifications, progress and development reports, coding sheets, flow charts, employee information, corporate information, and phone lists; (iii) trademarks, service marks, copyrights, patents, design patents, utility patent, and similar rights throughout the world, whether registered or unregistered, and all applications, registrations, renewals and extensions thereof.

To the extent that the Assignor may be entitled, now or in the future, to any so-called “moral rights of authors” or analogous rights pursuant to the Copyright Act (Canada), or otherwise, the Assignor hereby waives and relinquishes all such rights in and to the Work in favor of the Assignee and its assignees and licenses to the fullest extent permitted by law.

Assignor hereby warrants and represents that it has not sold, assigned, hypothecated, encumbered or otherwise transferred (or entered into an agreement to do any of the foregoing) the rights being assigned hereunder to Assignee, and that Assignor has the full right, power and authority to make the within Assignment.

Assignor shall not use information related to the Works for any purpose whatsoever without the express prior consent of the Assignee, and shall perpetually maintain the confidentiality of such information to the extent it is not known to the general public.

Assignor agrees to indemnify, defend and hold Assignee harmless from any liability (including reasonable legal fees) resulting from the breach or inaccuracy of the foregoing representation and agrees to defend Assignee’s title and interest to the rights assigned herein.

Executed this ____ day of April 2018.